TECHNOLOGY AGREEMENT

         This Technology Agreement (the "Agreement") is entered into this 3rd day of October 2006 (the "Effective Date"), by and among National Investment Managers Inc. (the "NIM") and THE LAMCO GROUP, INC. ("Seller").

                              W I T N E S S E T H:

         WHEREAS, the LAMCO Group, Inc. (the "Seller") owned an aggregate of fifty-five (55) shares of common stock, $1.00 par value, of LAMORIELLO & CO., INC. ("LCI"), an aggregate of one thousand (1,000) shares of common stock, $1.00 par value, of CIRCLE PENSION, INC. ("CPI"), and an aggregate of one hundred
(100) shares of common stock, $1.00 par value, of SOUTHEASTERN PENSION SERVICES, INC. (the "SPSI" and together with LCI and CPI, the "Companies"), which ownership represented 100% of the outstanding equity interest of the Companies.

         WHEREAS, Nicholas J. Lamoriello ("Lamoriello") owns 100% of the outstanding equity interest of the Seller.

         WHEREAS, the Seller, Lamoriello and the NIM have entered into that certain Stock Purchase Agreement dated October 3, 2006 (the "Purchase Agreement") pursuant to which NIM acquired 100% of the outstanding equity interest of the Companies (the "Transaction").

         WHEREAS, as further inducement to enter into the Transaction, Seller and NIM have agreed to enter into this Agreement pursuant to which all parties acknowledge that certain technology products and/or licenses have been transferred to the NIM pursuant to the Purchase Agreement and to outline the terms under which certain technology retained by Seller will be made available to the Companies for a limited period of time.

         NOW, THEREFORE, in consideration of the mutual covenants, payments, and agreements set forth in this Agreement, NIM and the Seller intending to be legally bound thereby, and hereby warranting that they each have the capacity and authority to execute this Agreement, it is agreed by and among the undersigned parties, as follows:

         1. Acknowledgment. NIM and the Seller hereby acknowledge that the technology products and/or licenses set forth on Exhibit A will remain the property of the Companies after the Closing pursuant to the Purchase Agreement.


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         2.  Use  of  the  Seller  Technology.  Seller  agrees  to  provide  the
Companies, and only the Companies, with access to its centralized technology infrastructure, consisting of its centralized data server and storage to facilitate centralized workflow systems linked to each office and a Voice over IP Phone system (collectively, the "CTI") for a period of one (1) year from and after the date of this Agreement (the "Term"). Such access and use shall be provided to the Companies by the Seller at no cost to the Companies or NIM except as set forth below. NIM hereby agrees to pay its pro rata share of any costs that are directly related to the Companies use of the Voice over IP Phone System. Seller will invoice NIM for actual cost of phone calls placed through the system on behalf of the Companies. NIM further agrees that it will be responsible on a pro rata basis based on the use of such system for any and all costs related to system expansions or upgrades that may need to be implemented in order to properly maintain the systems, as determined by Seller and NIM jointly, provided, however, in the event that such cost or improvement is less $5,000 then Seller may implement such improvement without the consent of NIM. Such costs include, without limitation, costs related to required hardware and software and fees charged by technical personnel not employed by Seller; and license fees for any software upgrades during the Term, provided, however, costs related to any expansions or upgrades to the CTI as used by the Seller must be approved by the Seller. Seller agrees to use its best efforts to maintain its CTI are in good working condition during the Term.

         3. Build-out of NIM System. During the term of this Agreement, Seller agrees to provide assistance to NIM with respect to the build-out of NIM's own centralized workflow system and Voice over IP Phone system. In this regard, Seller's technical personnel will work with NIM personnel on the design and implementation of such systems. It is understood and agreed that Seller's technical personnel will not provide services to NIM on a full-time basis, and that such personnel will assist NIM subject to their availability and prior commitments. NIM will pay Seller a fee for such services in accordance with a mutually agreed upon fee schedule. Additionally, NIM will be solely responsible for all other costs of building and implementing its systems including, without limitation, the costs associated with any and all required hardware and software and the fees of any technical personnel not employed by Seller.

         4. Binding Agreement. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, permitted assigns, dependents, and all other related persons, affiliates or associates.

         5. Headings. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and are not intended to, and in fact, shall not affect the substance or meaning of this Agreement.

         6. Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

         7. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.


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         8. Entire  Agreement;  Assignment.  This Agreement and other  documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither party has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

         9. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of NIM agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the date and year first above written.

NATIONAL INVESTMENT MANAGERS INC.             THE LAMCO GROUP, INC.


By: /s/Leonard A. Neuhaus                     By: /s/Nicholas J. Lamoriello
Name:  Leonard A. Neuhaus                     Name:  Nicholas J. Lamoriello
Title:  COO/CFO                               Title:




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                                    EXHIBIT A


ASC
Controller
Centralized accounting and billing processes and systems
Central document system
Timeslips








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